  Exhibit 99.1

For immediate release:

Meridian Waste Solutions Awarded Contracts with
St. Louis County Districts 4 and 6
Adds 20,300+ Residential Customers
Expected to Begin April 2017

St. Louis, MO (Accesswire) – January 3, 2017: Meridian Waste Solutions, Inc. (OTCQB: MRDN) (“Meridian Waste” or the “Company”), a vertically integrated, non-hazardous solid waste services company, is pleased to announce that it has been awarded contracts for residential solid waste collection for Districts Four and Six by the County Council of St. Louis County, Missouri by unanimous vote at a meeting held on December 20, 2016. These two contract awards expand Meridian Waste’s hometown St. Louis marketplace footprint by adding approximately twenty thousand three hundred (20,300+) residential customers to the Company’s existing customer roster of over sixty-five thousand (65,000+) residential and commercial customers. The value of the combined contracts is expected to be in excess of $25 million over the five year term. The Company will begin collection services in Districts Four and Six on April 3, 2017, utilizing the Company’s new 2017 collection vehicles.

St. Louis County issued a competitive bid document to prospective service providers in August 2016 and Meridian Waste was determined to be the most responsible and lowest cost bidder for Districts Four and Six. The collection services include weekly curbside collection of household garbage utilizing a hauler-provided 90 or 64 gallon cart, weekly curbside collection of recyclables utilizing the previously County-provided 35 or 64 gallon cart, monthly curbside collection of bulky waste and seasonal curbside collection of residential yard waste in April, July and October annually. Optional services such as weekly yard waste, excess basic service, excess bulky waste, excess household garbage volumes, excess yard waste volumes, major appliance, Christmas tree and minor renovation/emergency debris collection services are also available to residential customers for additional published fees. Meridian Waste will share basic service guideline information as well as optional service guidelines and fees upon distribution of the new residential carts in Spring 2017.

“Receiving the contract award recommendation from staff and the official vote from the St. Louis County Council is a significant and meaningful statement of confidence in Meridian Waste’s team members and our ability to perform quality collection services for the citizens of the County,” stated Jeff Cosman, CEO of Meridian Waste. “We are already preparing for this transition with a multi-million dollar order of new collection vehicles and a hiring campaign to attract and employ the best drivers and mechanics. It is Meridian Waste’s goal to provide our customers with the highest quality solid waste services and deliver a smooth transition come April 2017.”

About Meridian Waste Solutions, Inc.:
Meridian Waste Solutions, Inc. (MRDN) is a company defined by our commitment to servicing our customers with unwavering respect, fairness and care. We are focused on finding and implementing solutions to solid waste needs and challenges within the industry and for our customers. Currently, the company operates in St. Louis, Missouri and services over 65,000 residential, commercial, industrial and governmental customers. In addition to a fleet of commercial, residential and roll off trucks, the Company operates three transfer stations and one municipal solid waste landfill.

For more information, visit www.MWSinc.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Meridian Waste Solutions, Inc. may differ materially from those anticipated. Although Meridian Waste Solutions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Meridian Waste Solutions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Meridian Waste Solutions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Meridian Waste Solutions, Inc.'s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Meridian Waste Solutions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Hayden IR
ir@meridianwastesolutions.com
(917) 658-7878